  EXHIBIT 20

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150248

Prospectus Supplement No. 2 dated October 19, 2009
to Prospectus dated April 30, 2009,
as previously supplemented by
Prospectus Supplement No. 1 dated July 31, 2009

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

October 19, 2009

Dear Investor in Owens Mortgage Investment Fund:

Many of you have requested current information on the outcome of the recent consent solicitation by Owens Mortgage Investment Fund, a California Limited Partnership (the “Fund”).  I am writing to update you on the results of the consent solicitation, as well as recent events regarding the maturity of the Fund’s bank line of credit.  This letter and the more detailed discussion that follows it are a “Prospectus Supplement,” updating the Prospectus dated April 30, 2009 and earlier Prospectus Supplement dated July 31, 2009, which you previously received.

Line of Credit

The Fund’s bank line of credit matured on July 31, 2009, with the Fund owing a principal balance of about $39,500,000.  Since then, we have been working with the banks to obtain an extension, which was recently achieved when we executed a Modification to Credit Agreement with the banks on October 13, 2009.  The Modification extended the credit line’s maturity to March 31, 2010 but, in return, imposed new terms on the Fund that will apply until the line is fully repaid.  One new requirement is that all loan payoffs and all proceeds from the sale of real estate be remitted to the banks to pay down the line of credit.  In the past, under more normal conditions, the Fund has always been able to retire its bank debt from loan payoffs.  Presently, we are experiencing an unprecedented level of delinquent and past maturity loans.  This trend has limited the Fund’s ability to timely repay the line of credit.  The banks have further encouraged the Fund to retire the credit line by increasing the interest rate floor charged on the line from 5% to 7.5%.  Another new requirement is that we pay the line of credit before any capital is returned to limited partners.  This means that we will not be able to make any distributions or fulfill any withdrawal requests for the remainder of 2009 and potentially part of 2010. The modified credit terms also do not allow us to pay out yield to limited partners in excess of 3% per year.

Obtaining an extension of the credit line’s maturity date was a necessity for the Partnership. However, because of the restrictive conditions imposed as part of the extension, it is important for the Fund to retire the line of credit as soon as reasonably possible.  In October 2009, the Fund reduced the principal balance to approximately $31,300,000 using proceeds of a loan payoff, and we expect additional loan payoffs that will allow the Fund to reduce the balance further by the end of 2009 or early 2010.  Also, we have three properties in contract to be sold and anticipate additional loan payoffs before March 2010, which we expect will retire the balance outstanding on the line of credit.

This Prospectus Supplement No. 2 is prepared as of October 19, 2009.  It contains new and additional information beyond that in the Prospectus, as previously supplemented, and should be read in conjunction with the Prospectus, as previously supplemented.

Consent Solicitation and Votes of Limited Partners

On about July 1, 2009, we sent out a Consent Solicitation Statement to all limited partners of the Fund, proposing amendments to the Fund’s Limited Partnership Agreement (the “Agreement”).  As of this writing, we have received votes from approximately 60% of the limited partners, and the majority of limited partners voted in favor of the proposed amendments. Effective October 13, 2009, the Agreement has been amended to reflect the proposals. Among other changes, the most significant effect is that Fund distributions directed by the General Partner, combined with withdrawals paid upon request of limited partners, will be limited to 10% of the Fund’s capital on an annual basis.  Because of the line of credit restrictions described above, in 2009, you should not expect the Fund to pay either elective distributions or further withdrawals.  It is the General Partner’s intention that, in 2010, after the line of credit has been repaid in full, and when the Fund has cash available for distribution from loan payoffs or property sales, the Fund will make a distribution to every limited partner on a pro rata basis up to a maximum of 10% of the capital of the Fund.  After that distribution is made, because of the new limitations in the Agreement, no further distributions or withdrawal payments would be permitted in 2010.  We believe that the adoption of the amended Agreement and future payment of pro rata distributions will benefit all limited partners.

Thank you for your continued support.  If you have any specific questions, please call me, Bryan Draper, Bill Dutra, Andy Navone or Melina Platt.

Yours truly,

/s/ William C. Owens

William C. Owens
President, Owens Financial Group, Inc.
General Partner of Owens Mortgage Investment Fund

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150248

Prospectus Supplement No. 2 dated October 19, 2009
to Prospectus dated April 30, 2009,
as previously supplemented by
Prospectus Supplement No. 1 dated July 31, 2009

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

Up to 100,000,000 Units of Limited Partnership Interests

This Prospectus Supplement No. 2 updates the Partnership’s Prospectus dated April 30, 2009, as previously supplemented by Prospectus Supplement No. 1 dated July 31, 2009, with respect to the Partnership’s offering of its Units of Limited Partnership Interests.

Summary

This Prospectus Supplement No. 2 principally relates to two developments occurring subsequent to Prospectus Supplement No. 1:  modifications to the Partnership’s and its General Partner’s line of credit agreements, and changes to the Partnership’s limited partnership agreement.

Modifications to the Partnership’s and its General Partner’s Line of Credit Agreements

On October 13, 2009, the Partnership and Owens Financial Group, Inc., its General Partner, each entered into a Modification to Credit Agreement with the group of banks serving as lenders under each of their respective line of credit agreements.  The Modifications were required by the lending banks in order to extend the July 2009 maturity date of each borrower’s line of credit.

The principal effect of the Modifications is to extend the Partnership’s line of credit maturity date to March 31, 2010 and the General Partner’s line of credit maturity date to July 30, 2010, in consideration for which the banks will receive increased interest payments on such borrowings, and the Partnership and the General Partner are subject to modified loan covenants.  Further information is set forth under “Discussion” below.

Amendments to the Partnership Agreement

Effective October 13, 2009, the General Partner adopted amendments to the Partnership’s Sixth Amended and Restated Limited Partnership Agreement, dated March 13, 2001.  The General Partner adopted the Partnership’s Seventh Amended and Restated Limited Partnership Agreement, dated October 13, 2009, in order to reflect the amendments, in accordance with the General Partner’s receipt of the approval of the amendments by limited partners holding a majority of the Partnership’s outstanding Units.  The limited partners’ approval of the amendments was sought in a Consent Solicitation Statement sent to the Partnership’s limited partners on or about July 1, 2009.

The principal effect of the adoption of the amendments is to place an annual aggregate limit of 10% of the Partnership’s capital on distributions authorized by the General Partner and withdrawals by limited partners.  Further information is set forth under “Discussion” below.

This Prospectus Supplement No. 2 is prepared as of October 19, 2009.  It contains new and additional information beyond that in the Prospectus, as previously supplemented, and should be read in conjunction with the Prospectus, as previously supplemented.

Discussion

The Prospectus is updated as set forth below, in order to reflect the execution of the Modifications to Credit Agreement, and the adoption of the amendments to the limited partnership agreement and the resulting modification of the Partnership’s Units.  Page references are to pages in the April 30, 2009 Prospectus.

1.           Amended and Restated Partnership Agreement

Exhibit A to the Prospectus, the Sixth Amended and Restated Limited Partnership Agreement, dated March 13, 2001, is superseded by the Seventh Amended and Restated Limited Partnership Agreement, dated October 13, 2009, attached as Exhibit A hereto, and incorporated by reference into this Prospectus Supplement No. 2.

2.           Summary of the Offering

“Summary of the Offering,” beginning at page 3, is modified as follows:

•	The third bullet of “Summary Risk Factors” on page 4 is replaced with the following:

•
There has been a significant reduction in cash available to honor withdrawal requests of limited partners due to a variety of factors including deferral of requested 2008 withdrawals until January 2009; limitations in the Partnership Agreement on the amount of Partnership capital available to fund withdrawals; the need to retain funds in order to pay down the Partnership’s line of credit; and more recently in October 2009, a prohibition on capital distributions and withdrawal payments in the Partnership’s line of credit agreement.  As a result, the Partnership anticipates continued delays in honoring withdrawal requests in 2009 and possibly early 2010.

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•	The eighth bullet of “Summary Risk Factors” on page 4 is replaced with the following:
•
Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you. The Partnership has a bank line of credit agreement, under which it is not permitted to borrow any further amounts.  The line of credit’s maturity has been extended to March 2010, by which time the Partnership must repay or refinance its outstanding borrowings.  Until the full retirement of the credit line, the Partnership must apply towards its repayment all net proceeds of property sales and all principal payments received on loans.

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•	The twelfth bullet of “Summary Risk Factors” on page 5 is replaced with the following:

•
The General Partner’s line of credit has been frozen since March 2009, and its maturity was recently extended to July 2010. The General Partner also has agreed not to incur any new indebtedness.  Partially due to this credit restriction, the General Partner is experiencing reduced liquidity. If the General Partner’s liquidity problem worsens, the Partnership could be negatively impacted and may have to elect a new General Partner that may or may not have comparable relevant experience.

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•	“Partnership Borrowing” on page 8 is replaced with the following:

         Partnership Borrowing

We have obtained a bank line of credit, under authority of the Partnership Agreement, which we have used from time to time to acquire or make mortgage loans, but which is     not currently available for further borrowing.  We may also incur indebtedness to:

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or

•	assist in the development or operation of any real property.

The total amount of all borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

The maturity of the Partnership’s bank line of credit agreement has been extended to March 2010, by which time the Partnership must repay or refinance its outstanding borrowings. Until the full retirement of the Partnership’s outstanding borrowings, the Partnership is required to apply towards repayment of the credit line all net proceeds of property sales and all principal payments received on loans, and the Partnership cannot repurchase partners’ interests, make distributions or fund withdrawals, other than distributions of up to a 3% annual return on investment.

3.          Risk Factors

“Risk Factors,” beginning at page 10, is modified as follows:

•	The risk factor entitled “Partnership Borrowing Involves Risks if Defaults Occur and Your Distributions May Decrease,” beginning at page 16, is replaced with the following:

             Partnership Borrowing Involves Risks if Defaults Occur and Your Distributions May Decrease

Any borrowing by the Partnership may increase the risk of limited partner investments and reduce the amount the Partnership has available to distribute to limited partners. We have obtained a bank line of credit, under authority granted by the Partnership Agreement, which we have used from time to time to acquire or make mortgage loans, but which is not currently available for further borrowing. We may also incur other indebtedness to:

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or

•	assist in the development or operation of any real property, which the Partnership has taken over as a result of a default.

The total amount of such borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans. The Partnership has a line of credit agreement with a group of banks that has provided interim financing on mortgage loans invested in by the Partnership. On October 13, 2009, a Modification to Credit Agreement was executed extending the maturity date to March 31, 2010 but providing that the lending banks are not required to advance any additional amounts. As of the date of the modification, the credit line’s principal balance was $39,446,000, which subsequently has been reduced to $31,270,445 by applying the proceeds of a loan payoff in October 2009. As further described in the following paragraphs, the credit line modification that the Partnership negotiated in order to extend the maturity date imposes additional costs and restrictions on the Partnership.  As a result, the Partnership and limited partners face increased risk from our bank line of credit.

Borrowing by the Partnership under its bank line of credit is secured, with recourse by the lending banks to all Partnership assets.  As a result of modifications to our line of credit agreement, the agent for the lending banks will receive deeds of trust on real property owned by the Partnership and/or assignments of promissory notes and related assignments of deeds of trusts for current performing note receivables with a value of at least 200% of the credit line’s principal balance.  Additionally, the line of credit is guaranteed by the General Partner.

If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our line of credit, payments of interest due on our line of credit will decrease our income otherwise available for distribution to limited partners.  In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our line of credit will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of Units from limited partners.

As a result of modifications to our line of credit agreement, all net proceeds of real estate or other investment property sales by the Partnership and all payments of loan principal received by the Partnership must be applied to the credit line, until it is fully repaid.  Additionally, while the Partnership has outstanding borrowings on the credit line, the modifications prevent the Partnership from repurchasing partners’ interests or making distributions to partners (including withdrawals), other than distributions of up to a 3% annual return on investment.

The bank line of credit agreement requires the Partnership to meet certain financial covenants including minimum tangible net worth, ratio of total liabilities to tangible net worth and ratio of maximum outstanding principal to asset value.  The Partnership’s financial covenant regarding profitability has been removed from the line of credit agreement.

In connection with modifications to our line of credit agreement, the unpaid principal amount bears interest prior to maturity at an annual rate of 1.50% in excess of the prime rate in effect from time to time (the prime rate is 3.25% as of October 13, 2009), subject to an interest rate floor of 7.50% per annum.  Prior to March 2009, interest on the line of credit accrued at the prime rate, but a 5% interest floor was imposed by the banks in March 2009 as a condition of a financial covenant waiver. These interest rate increases and floors will immediately increase the Partnership’s cost of funds on such borrowings, resulting in higher Partnership interest expense and lower Partnership income than would apply when interest accrued at the prime rate.

As a result of the modifications to the line of credit agreement, the Partnership is unable to borrow additional funds on the credit line and must either repay or refinance its outstanding borrowings by March 2010.  If we are unable to maintain compliance with line of credit covenants in the future, or to timely obtain a waiver of noncompliance, the banks may accelerate repayment of outstanding borrowings, or charge a higher “default rate” of interest.  Each of these consequences could reduce the amount of cash available to the Partnership, and therefore the amount of cash available for repurchases of Units from, or distributions to, limited partners.  The maturity of the credit line or acceleration of repayment could require the Partnership to refinance, potentially on less favorable terms, or to liquidate Partnership investments to repay outstanding borrowings.  There can be no assurance that we will be able to maintain compliance with covenants or obtain waivers of noncompliance on acceptable terms.
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•	The risk factor entitled “Repurchase of Units by the Partnership is Restricted,” beginning at page 17, is replaced with the following:

            Repurchase of Units by the Partnership is Restricted

If you purchase Units, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership’s Distribution Reinvestment Plan.  Some of the other restrictions on repurchase of Units are the following:

•	You must give a written request to withdraw at least 60 days prior to the withdrawal;

•	Payments only return all or the requested portion of your capital account and are not affected by the value of the Partnership’s assets, except upon final liquidation of the Partnership;

•	Payments are made only to the extent the Partnership has available cash;

•	There is no reserve fund for repurchases;

•	You may withdraw a maximum of $100,000 during any calendar quarter;

•
The total amount withdrawn by all limited partners during any calendar year, combined with the total amount of net proceeds distributed to limited partners during that year cannot exceed 10% of the aggregate capital accounts of the limited partners, except upon final liquidation of the Partnership;

•	Any withdrawal that reduces a limited partners’ capital account below $2,000 may lead to the General Partner distributing all remaining amounts in the account to close it out;

•	Withdrawal requests are honored in the order in which they are received; and

•	Payments are only made by the Partnership on the last day of any month.

If the Partnership does not sell sufficient Units, if principal payments on existing loans decrease, or if the General Partner decides to distribute net proceeds to limited partners, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent such lack of liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers, new invested capital of limited partners or proceeds from the sale of real estate, unless it has sufficient funds to cover previously requested withdrawals that are permitted to be paid. In December 2008, the Partnership reached the 10% limited partner withdrawal limit and the majority of scheduled withdrawals for December were temporarily suspended.  These withdrawals were then made in January 2009. In addition, January through September 2009 scheduled withdrawals were not made because the Partnership did not have sufficient available cash to make such withdrawals and needed to have funds in reserve to pay down its line of credit.  As of October 19, 2009, there are approximately $57,104,000 of requested withdrawals for 2009 that have not been disbursed, an amount substantially greater than 10% of limited partner capital.

Additionally, due to the restrictions in the October 2009 modification to the Partnership’s line of credit agreement, the General Partner now believes that it is unlikely that any distributions of net proceeds will be made, or further withdrawals will be paid, during 2009 and possibly the first quarter of 2010.  After the line of credit has been repaid and its restrictions no longer apply, which the General Partner anticipates will happen in early 2010, when funds become available for distribution from net proceeds, the General Partner anticipates causing the Partnership to make a pro rata distribution to partners of up to 10% of the Partnership’s capital, which will prevent any limited partner withdrawals during the same calendar year.
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•	The risk factor entitled “Liquidity of the General Partner,” beginning at page 18, is replaced with the following:

Liquidity of the General Partner

The Partnership depends on the General Partner for the conduct of all Partnership business including, but not limited to, the origination of and accounting for all mortgage loans and the management of all Partnership assets including mortgage loans and real estate.  In order to obtain a waiver of financial covenant violations under its bank line of credit agreement, and later obtain an extension of its July 2009 maturity date until July 2010, the General Partner’s line of credit has been frozen since March 2009.  As additional terms of the General Partner’s modified credit line, the General Partner also agreed not to incur any new indebtedness, to new financial covenants, and to an increased interest rate and interest rate floor on its outstanding credit line borrowings, among other requirements.  Due to these credit line restrictions and other terms, and the current general economic environment, the General Partner is experiencing, and will continue to experience, reduced liquidity, and primarily has been funding, and will continue to fund, its operating cash requirements from its collection of management and servicing fees from the Partnership.  Should the General Partner’s liquidity problem continue or worsen, the General Partner might be required to reduce the number of its employees or make other operational changes that could negatively impact the Partnership. Additionally, the General Partner guarantees the Partnership’s bank line of credit, and under its terms, if the General Partner were to become insolvent or bankrupt, that would constitute an event of default under the Partnership’s line of credit agreement.  In order to protect the Partnership from these impacts, the Partnership may have to elect a new General Partner that may or may not have comparable experience in managing assets such as those held by the Partnership.

4.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning at page 35 is modified as follows:

•	The seventh paragraph of the section entitled “Results of Operations”—“Overview,” beginning at page 37, is replaced by the following:

The Partnership experienced a significant increase in limited partner capital withdrawal requests in the last four months of 2008 and early 2009. Prior to October 13, 2009, the Partnership Agreement permitted only 10% of limited partner capital to be withdrawn in any calendar year, and effective October 13, 2009, this annual 10% limitation applies to the aggregate of limited partner withdrawals and distributions of net proceeds.  As a result of the annual 10% limitation, the Partnership was required to suspend approximately $5,000,000 in December 2008 withdrawal requests until January 2009.  In addition, January through September 2009 scheduled withdrawals were not made because the Partnership did not have sufficient available cash to make such withdrawals and needed to have funds in reserve to pay down its line of credit.  As of October 19, 2009, there are approximately $57,104,000 of requested withdrawals for 2009 that have not been disbursed, an amount substantially greater than 10% of limited partner capital. Additionally, due to the restrictions in the October 2009 modification to the Partnership’s line of credit agreement, the General Partner now believes that it is unlikely that any distributions of net proceeds will be made, or further withdrawals will be paid, during 2009 and possibly the first quarter of 2010.  After the line of credit has been repaid and its restrictions no longer apply, which the General Partner anticipates will happen in early 2010, when funds become available for distribution from net proceeds, the General Partner anticipates causing the Partnership to make a pro rata distribution to partners of up to 10% of the Partnership’s capital, which will prevent any limited partner withdrawals during the same calendar year.

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•	The section entitled “Line of Credit Payable” on page 47 is replaced by the following:

Line of Credit Payable

Line of credit payable increased from $27,432,000 as of December 31, 2007 to $32,914,000 as of December 31, 2008 ($5,482,000 or 20.0%) due to advances made on the line of credit during the year ended December 31, 2008 to enable the Partnership to invest in new mortgage loans. There was an additional $22,086,000 available to be advanced from the line of credit as of December 31, 2008.  In April 2008, a Modification to Credit Agreement was executed whereby the amount of credit available under the line of credit was increased to $55,000,000 (from $40,000,000) through the maturity date of July 31, 2009.  In October 2009, a Modification to Credit Agreement was executed extending the maturity date to March 31, 2010 but providing that the lending banks are not required to advance any additional amounts. As of the date of the modification, the credit line’s principal balance was $39,446,000, which was subsequently reduced to $31,270,445 by applying the proceeds of a loan payoff in October 2009.
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•	The second and third paragraphs of the section entitled “Liquidity and Capital Resources,” beginning at page 49, are replaced by the following:

The Partnership experienced a significant increase in limited partner capital withdrawal requests in the last four months of 2008 and early 2009. Prior to October 13, 2009, the Partnership Agreement permitted only 10% of limited partner capital to be withdrawn in any calendar year, and effective October 13, 2009, this annual 10% limitation applies to the aggregate of limited partner withdrawals and distributions of net proceeds.  As a result of the annual 10% limitation, the Partnership was required to suspend approximately $5,000,000 in December 2008 withdrawal requests until January 2009.  In addition, January through September 2009 scheduled withdrawals were not made because the Partnership did not have sufficient available cash to make such withdrawals and needed to have funds in reserve to pay down its line of credit.  As of October 19, 2009, there are approximately $57,104,000 of requested withdrawals for 2009 that have not been disbursed, an amount substantially greater than 10% of limited partner capital. Additionally, due to the restrictions in the October 2009 modification to the Partnership’s line of credit agreement, the General Partner now believes that it is unlikely that any distributions of net proceeds will be made, or further withdrawals will be paid, during 2009 and possibly the first quarter of 2010.  After the line of credit has been repaid and its restrictions no longer apply, which the General Partner anticipates will happen in early 2010, when funds become available for distribution from net proceeds, the General Partner anticipates causing the Partnership to make a pro rata distribution to partners of up to 10% of the Partnership’s capital, which will prevent any limited partner withdrawals during the same calendar year.

The limited partners may withdraw capital from the Partnership, either in full or partially, subject to the following limitations, among others:

•
The withdrawing limited partner is required to provide written notice of withdrawal to the General Partner, and the distribution to the withdrawing limited partner will not be made until 61 to 91 days after delivery of such notice of withdrawal.

•
No withdrawal of capital with respect to Units is permitted until the expiration of one year from the date of purchase of such Units, other than Units received under the Partnership’s Reinvested Distribution Plan.

•	Any such payments are required to be made only from net proceeds and capital contributions (as defined).

•	A maximum of $100,000 per limited partner may be withdrawn during any calendar quarter.

•	The General Partner is not required to establish a reserve fund for the purpose of funding withdrawals.

•
No more than 10% of the aggregate capital accounts of limited partners can be paid to limited partners through any combination of distributions of net proceeds and withdrawals during any calendar year, except upon a plan of dissolution of the Partnership.

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•	The sixth and seventh paragraphs of the section entitled “Liquidity and Capital Resources,” on page 50, are replaced by the following:

In the past, the Partnership has relied upon its line of credit to fund loans from time to time, and may do so again in the future. The Partnership may incur indebtedness for the purpose of investing in mortgage loans, among other things. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has executed a line of credit agreement with a group of banks that has provided interim financing on mortgage loans invested in by the Partnership. On October 13, 2009, a Modification to Credit Agreement was executed extending the maturity date to March 31, 2010 but providing that the lending banks are not required to advance any additional amounts. As of the date of the modification, the credit line’s principal balance was $39,446,000, which was subsequently reduced to $31,270,445 by applying the proceeds of a loan payoff in October 2009.  As of December 31, 2008 and 2007, there was $32,914,000 and $27,432,000, respectively, outstanding on the line of credit. As further described in the following paragraphs, the credit line modification that the Partnership negotiated in order to extend the maturity date imposes additional costs and restrictions on the Partnership.

All assets of the Partnership are pledged as security for the line of credit. As a result of modifications to the line of credit agreement, the agent for the lending banks will receive deeds of trust on real property owned by the Partnership and/or assignments of promissory notes and related assignments of deeds of trusts for current performing note receivables with a value of at least 200% of the credit line’s principal balance.  Additionally, the line of credit is guaranteed by the General Partner.

As a result of modifications to the line of credit agreement, all net proceeds of real estate or other investment property sales by the Partnership and all payments of loan principal received by the Partnership must be applied to the credit line, until it is fully repaid.  Additionally, while the Partnership has outstanding borrowings on the credit line, the modifications prevent the Partnership from repurchasing partners’ interests or making distributions to partners (including withdrawals), other than distributions of up to a 3% annual return on investment.

The bank line of credit agreement requires the Partnership to meet certain financial covenants including minimum tangible net worth, ratio of total liabilities to tangible net worth and ratio of maximum outstanding principal to asset value.  The Partnership’s financial covenant regarding profitability has been removed from the line of credit agreement.

In connection with modifications to the line of credit agreement, the unpaid principal amount bears interest prior to maturity at an annual rate of 1.50% in excess of the prime rate in effect from time to time (the prime rate is 3.25% as of October 13, 2009), subject to an interest rate floor of 7.50% per annum.  Prior to March 2009, interest on the line of credit accrued at the prime rate, but a 5% interest floor was imposed by the banks in March 2009 as a condition of a financial covenant waiver. These interest rate increases and floors will immediately increase the Partnership’s cost of funds on such borrowings, resulting in higher Partnership interest expense and lower Partnership income than would apply when interest accrued at the prime rate.

5.	Business

The section entitled “Borrowing,” beginning at page 61 is replaced by the following:

Borrowing

The Partnership may incur indebtedness for the purpose of:

•	investing in mortgage loans;

•	to prevent default under mortgage loans that are senior to the Partnership’s mortgage loans;

•	to discharge senior mortgage loans if this becomes necessary to protect the Partnership’s investment in mortgage loans; or

•	to operate or develop a property that the Partnership acquires under a defaulted loan.

The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has a line of credit agreement with a group of banks that has provided interim financing on mortgage loans invested in by the Partnership. On October 13, 2009, a Modification to Credit Agreement was executed extending the maturity date to March 31, 2010 but providing that the lending banks are not required to advance any additional amounts. As of the date of the modification, the credit line’s principal balance was $39,446,000, which was subsequently reduced to $31,270,445 by applying the proceeds of a loan payoff in October 2009. As further described in the following paragraphs, the credit line modification that the Partnership negotiated in order to extend the maturity date imposes additional costs and restrictions on the Partnership.  The total amount of credit available under this line of credit as of December 31, 2008 was $55,000,000 and there was $32,914,000 outstanding on the line of credit as of December 31, 2008 ($22,086,000 available to advance).  There was $27,432,000 outstanding on the line of credit as of December 31, 2007.

Borrowing by the Partnership under its bank line of credit is secured, with recourse by the lending banks to all Partnership assets.  As a result of modifications to the line of credit agreement, the agent for the lending banks will receive deeds of trust on real property owned by the Partnership and/or assignments of promissory notes and related assignments of deeds of trusts for current performing note receivables with a value of at least 200% of the credit line’s principal balance.  Additionally, the line of credit is guaranteed by the General Partner.

As a result of modifications to the line of credit agreement, all net proceeds of real estate or other investment property sales by the Partnership and all payments of loan principal received by the Partnership must be applied to the credit line, until it is fully repaid.  Additionally, while the Partnership has outstanding borrowings on the credit line, the modifications prevent the Partnership from repurchasing partners’ interests or making distributions to partners (including withdrawals), other than distributions of up to a 3% annual return on investment.

The bank line of credit agreement requires the Partnership to meet certain financial covenants including minimum tangible net worth, ratio of total liabilities to tangible net worth and ratio of maximum outstanding principal to asset value.  The Partnership’s financial covenant regarding profitability has been removed from the line of credit agreement.

In connection with modifications to the line of credit agreement, the unpaid principal amount bears interest prior to maturity at an annual rate of 1.50% in excess of the prime rate in effect from time to time (the prime rate is 3.25% as of October 13, 2009), subject to an interest rate floor of 7.50% per annum.  Prior to March 2009, interest on the line of credit accrued at the prime rate, but a 5% interest floor was imposed by the banks in March 2009 as a condition of a financial covenant waiver. These interest rate increases and floors will immediately increase the Partnership’s cost of funds on such borrowings, resulting in higher Partnership interest expense and lower Partnership income than would apply when interest accrued at the prime rate.

6.	Summary of Partnership Agreement, Rights of Limited Partners and Description of Units

“Summary of Partnership Agreement, Rights of Limited Partners and Description of Units” beginning at page 82 is modified as follows:

•	The introductory paragraph of such section on page 82 is replaced by the following:

The Units represent limited partnership interests in the Partnership.  The Seventh Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) and, through December 31, 2009, the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15724 (the “RLPA”) govern the rights and obligations of the limited partners.  On January 1, 2010, the Partnership will become subject to the Uniform Limited Partnership Act of 2008 (the “ULPA”), by operation of law (see discussion under “Nature of Partnership” below). The following is a summary of the Partnership Agreement.  This summary does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA and the ULPA.  Prior to January 1, 2010, all references to the RLPA shall refer to the RLPA, and from and after that date, all references to the RLPA shall refer to the ULPA.  This summary in no way modifies or amends the Partnership Agreement, which is included as Exhibit A to this Prospectus.  As of December 31, 2008, there were 2,405 limited partners of the Partnership.
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•	The section entitled “Nature of the Partnership” beginning at page 82 is replaced by the following:

Nature of the Partnership

The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act.  By an amendment to the Partnership Agreement made on February 16, 1999, the Partnership has elected to be governed by the RLPA.  In 2006, California enacted the ULPA, which repeals the RLPA, effective January 1, 2010, at which time the ULPA will govern the Partnership.

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•	The first paragraph of the section entitled “Distributions” beginning at page 85 is replaced by the following:

All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (0.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution is made. The Partnership will not reinvest Net Income Available for Distribution, unless it is limited partners’ Reinvested Distributions, which are discussed below.  Net Proceeds (defined in the Partnership Agreement and, generally, consisting of proceeds from the repayment or sale of mortgage loans or real estate of the Partnership), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or to discharge Partnership indebtedness, or may be distributed to the partners.  While the General Partner has sole discretion to determine the use of Net Proceeds for such purposes, distributions of Net Proceeds to limited partners are subject to the following limitation:  the combined amount of such distributions and withdrawals paid to limited partners are subject to an aggregate limitation of 10% of the aggregate capital accounts of limited partners in any calendar year.  In the event of any distribution of net proceeds, such distributions will be made to the partners, 0.99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made.  No such distribution will be made to the General Partner with respect to the portion of its adjusted capital account represented by its carried interest, until the limited partners have received distributions equal to at least 100% of their capital accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash has been distributed to Partners to pay any state or federal income tax created by the transaction that created the Net Proceeds.

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•	The section entitled “Repurchase of Units, Withdrawal from Partnership” beginning at page 86 is replaced by the following:

A limited partner has the right to withdraw capital from the Partnership, either in full or partially, subject to the following limitations:

•
The withdrawing limited partner is required to provide written notice of withdrawal to the General Partner, and the distribution to the withdrawing limited partner will not be made until 61 to 91 days after delivery of such notice of withdrawal.

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Disbursements are made only on the last day of each month.  The amount disbursed is based upon the amount of the withdrawing limited partner’s capital account at the time of disbursement, notwithstanding that this amount may be greater or lesser than the limited partner’s proportionate share of the current fair market value of the Partnership’s net assets.

•
Except by the personal representative of a deceased limited partner, no withdrawal of capital with respect to Units is permitted until the expiration of one year from the date of purchase of such Units, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

•
Cash payments to a withdrawing limited partner can be made only from net proceeds and capital contributions, and the General Partner is not required to maintain a cash reserve or to sell or otherwise liquidate any Partnership assets to fund withdrawals.

•	A maximum of $100,000 may be withdrawn by a limited partner in any calendar quarter.

•	If any requested withdrawal would reduce a limited partner’s capital account to less than $2,000, the General Partner has discretion to disburse the entire remaining capital account.

•	Withdrawal requests are honored in the order in which they are received by the General Partner.

•
The combined total of the amount of net proceeds distributed to limited partners and the amount withdrawn by limited partners in any calendar year cannot exceed 10% of the aggregate capital accounts of limited partners, except upon a plan of dissolution of the Partnership.

EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SEVENTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

THIS SEVENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”), dated October 13, 2009, is made and entered into by and among Owens Financial Group, Inc., a California corporation, as General Partner (the “General Partner”), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the “Limited Partners”).

RECITALS

A.           Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name “Owens Mortgage Investment Fund II”. Effective October 16, 1992, the Partnership changed its name to its current name.

B.           The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, February 16, 1999, April 17, 2000, November 10, 2000 and March 13, 2001 and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.   FORMATION

1.   Governing Law.  The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the “Third Amendment and Restatement”), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act. The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code § 15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act. Effective January 1, 2010, by operation of law, the Partnership will be governed by the Uniform Limited Partnership Act of 2008, California Corporations Code, Title 2, Chapter 5.5. Prior to January 1, 2010, all references to the “Act” herein shall refer to California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act, and from and after that date, all references herein to the “Act” shall refer to California Corporations Code, Title 2, Chapter 5.5.

2.   Name.  The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.”

3.   Place of Business.  The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4.   Addresses for the General Partner and Limited Partners.  The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

5.   Term.  The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034. The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.

6.   Purpose.  The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7.   Agent for Service of Process; Tax Matters Partner.  So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership’s agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the “Tax Matters Partner” as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.   DEFINITIONS

The following terms shall have the following respective meanings:

“Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired. The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

“Acquisition and Origination Fees” means the total of all fees and commissions paid to the General Partner by any party in connection with making or investing in Mortgage Loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

“Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

“Affiliate” means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

“Capital Account” means the definition in Article III hereof.

“Capital Contribution” means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Carried Interest as hereinafter defined.

Capital Transaction” means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage Loan, or the payment of insurance or a guarantee with respect to a Mortgage Loan.

“Carried Interest” means a Partnership Interest held by the General Partner, which participates in all allocations and distributions, equal to one half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Carried Interest being an expense of the Partnership, subject to the limitation set forth in Article IX. 1. (c) of this Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

“Controlling Person” means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

“Front-End Fees” means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

“Investment in Mortgage Loans” means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Late Payment Charges” means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

“Majority-In-Interest” means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

“Management Fee” means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

“Mortgage Loans” means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

“NASAA Guidelines” means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.

“Net Income Available for Distribution” means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

“Net Proceeds” means the net cash proceeds from any Capital Transaction.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Organization and Offering Expenses” means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

“Partners” means the holders of Partnership interests, including the General Partner and the Limited Partners.

“Partnership Interest” means a limited partnership unit or other indicium of ownership in the Partnership.

“Person” means any natural person, partnership, corporation, association, or other legal entity.

“Profits and Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

“Program” means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

“Property Management Fee” means any fee paid for day-to-day professional property management services.

“Prospectus” shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.

“Real property” means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.

“Regulations” means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Reinvested Distributions” means Units purchased under the Partnership’s Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners’ voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership’s investment objectives.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.

“Unit” means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.   PARTNERSHIP INTEREST AND CAPITAL

1.   Capital Contributions of Partners.  The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall also receive the Carried Interest in the capital of the Partnership.

2.   Sale of Units.  In the General Partner’s sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.

3.   Limited Partners’ Reinvested Distributions:  A Limited Partner may elect to participate in the Partnership’s Reinvested Distributions Plan (the “Plan”) at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner’s Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit. Units so purchased under the Plan are credited to the Limited Partner’s Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

 The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited. The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

The General Partner, in its sole discretion, may suspend or terminate the Plan if:

(a)  it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

(b)  any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

(c)  in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

(d)  it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a “publicly traded partnership,” within the meaning of Code Section 7704.

4.   Nonassessability of Units.  The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

5.   Capital Accounts.  The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner’s Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a)  To each Partner’s Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner’s distributive share of Partnership profits.

(b)  To each Partner’s Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner’s distributive share of Partnership losses.

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

6.   No Liability of Limited Partners.  A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.   MANAGEMENT

1.   Control in General Partner.  Subject to the limitations of Article IV.5. of this Agreement, and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership’s assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership’s investments and loans, determining how and when to invest the Partnership’s capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:

(a)  To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership’s business;

(b)  To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c)  To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

(d)  To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

(e)  To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

(f)  To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

(g)  To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days’ written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h)  To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i)  To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

(j)  To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

(k)  To pay all expenses incurred in connection with the operation of the Partnership;

(l)  To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

(m)  Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

(i)  To cure any ambiguity or formal defect or omission herein;

(ii)     To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii)    To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

(iv)    To make any other change in this Agreement which, in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).

2.   Limitations on General Partner’s Authority.  Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:

(a)  amend this Agreement in any respect that adversely affects the rights of the Limited Partners;

(b)  do any act in contravention of this Agreement;

(c)  do any act which would make it impossible to carry on the ordinary business of the Partnership;

(d)  confess a judgment against the Partnership;

(e)  possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

(f)  admit a person as a General Partner;

(g)  voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

(h)  sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;

(i)  dissolve the Partnership;

(j)  cause the merger or other reorganization of the Partnership;

(k)  grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

(l)  receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

(m)  receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

(n)  commingle the Partnership’s assets with those of any other Person;

(o)  use or permit another to use the Partnership’s assets in any manner, except for the exclusive benefit of the Partnership;

(p)  pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

(q)  receive, directly or indirectly, a commission or fee (except as permitted under Article IX. of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

3.   Right to Purchase Receivables and Loans.  As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

(a)  purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

(b)  purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

(c)  use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses.

4.   Extent of General Partner’s Obligation and Fiduciary Duty.  The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.

5.   Liability and Indemnification of General Partner.

(a)  Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)  Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c)  Notwithstanding anything to the contrary contained in Subsection 5(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d)  The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)  For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.   VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

1.   No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3. of this Agreement (and such vote or consent will be required) to:

(a)  amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 1. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner),

(b)  dissolve and windup the Partnership,

(c)  remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

(d)  approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

2.   The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners’ voting rights, tender offers, and the exercise of Limited Partners’ rights under federal proxy law. A copy of the Limited Partner list shall be mailed to any Limited Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys’ fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect. It shall be a defense: (a) that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same is for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership; or (b) the requested information is confidential and disclosure is restricted pursuant to Section 15903.04(g) of the California Corporations Code. The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner’s interest in the Partnership. The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.   INVESTMENT AND OPERATING POLICIES

1.   The General Partner shall commit at least 86.5% of Capital Contributions to Investment in Mortgage Loans. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this Subsection, the “aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership”, shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.

2.   The Partnership may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the General Partner, or in the following circumstances:

(a)  to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership’s Mortgage Loans, or

(b)  to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of fifty percent (50%) of the aggregate fair market value of all Partnership loans. The General Partner shall be prohibited from providing financing to the Partnership.

3.   The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

4.   The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

5.   The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

6.   The Partnership shall require that a mortgagee’s or owner’s title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

7.   There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership’s Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

8.   Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX. of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article VI. Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership. The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) all loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; and (ii) all hypothecation loans will be acquired by the Partnership.

9.   The Partnership shall not sell a Mortgage Loan to the General Partner unless all of the following criteria are met: (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership’s obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

10.   The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

11.   The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.

12.   The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

13.   The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners’ Reinvested Distributions under Article III. 3. of this Agreement.

14.   No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.

VII.   ACCOUNTING RECORDS, REPORTS AND MEETINGS

1.   Books of Accounts and Records.  The Partnership’s books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

2.   Cash and Cash Equivalents and Marketable Securities.  Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

3.   Meetings of Limited Partners.  Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

4.   Reports.  Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.

Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

Within one hundred twenty (120) days after the end of the Partnership’s calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership’s independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership’s statements of income, balance sheets, statements of cash flows and statements of Partners’ capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership’s activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates. The Partnership’s independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership’s audited financial statements. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.   ALLOCATIONS AND DISTRIBUTIONS

1.   Allocations of Profits and Losses.  Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2.   Distributions.

(a)  Net Income Available for Distribution.  Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement. The General Partner’s proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Account.

(b)  Net Proceeds.  Net Proceeds, if any, may be reinvested in new Mortgage Loans (subject to Article XI.3(e) below), may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or discharge indebtedness of the Partnership, or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Carried Interest, until the Limited Partners shall have received 100% of their Capital Accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.

(c)  Limitation.  Notwithstanding anything contained in Subsection (b) of Article VIII.2, in no event shall the General Partner distribute any Net Proceeds during any calendar year if and to the extent that as a result of such distribution the sum of (i) the total amounts withdrawn from the Capital Accounts of Limited Partners together with the amounts of any other transfers subject to Section 1.7704-1(f)(3) of the Regulations, and (ii) distributions pursuant to Subsection (b) of Article VIII.2, would exceed ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above.

IX.   TRANSACTIONS BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNER

1.   Compensation to General Partner from the Partnership.  The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

(a)  Management Fee.  In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year. Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership’s Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year. In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership. The Management Fee may be accrued without interest when Partnership funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Partnership reserves.

(b)  Loan Servicing Fee.  The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership’s Mortgage Loans at the end of each month.

(c)  Carried Interest.  The Carried Interest can only be taken if a minimum of 86.5% of Capital Contributions are committed to Investment in Mortgages.

(d)  Partnership Expenses.  All of the Partnership’s expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article IX.1.(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1.(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(e)  No Other Fees.  The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Promotional Interest (as defined by the NASAA Guidelines) from the Partnership. In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

2.   Payments by Borrowers.

(a)  Acquisition and Origination Fees.  The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

(b)  Late Payment Charges.  The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

X.   ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1.   General Partner.  The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.

2.   Partnership Interests.  A Limited Partner’s interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a)  no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b)  no transfer may be made except where the transfer complies with any restriction imposed under applicable state securities laws or regulations with regard to suitability standards;

(c)  no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

(d)  the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.   DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1.   Effect of Death or Legal Incompetency of a Limited Partner on the Partnership.  The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

2.   Rights of Personal Representative.  On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

3.   Withdrawal of Limited Partners.  To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a)  except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI., no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.

(b)  any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

(c)  a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

(d)  the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(b) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership’s loan portfolio or any other asset in order to make a cash distribution of any Capital Account;

(e)  during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing. For purposes of the foregoing, any withdrawal request that may not be honored on the date when the General Partner proposes to refinance a loan of the Partnership or make a new loan or other non-liquid investment (the “Investment Date”) or at any time during the succeeding three-month period by reason of the limitations set forth in Subsection 3(a), Subsection 3(c) or Subsection 3(g), shall be deemed given on the first date after the Investment Date when it may be honored without violating any of such limitations, and then only to the extent that it may then be honored without violating any of such limitations. In addition, the following transactions, without limitation, shall not be subject to the restrictions set forth in this Subsection 3(e): (a) a payment that the Partnership is contractually obligated to make, including, without limitation, a contractually committed advance pursuant to a loan; (b) a payment that the General Partner determines in its sole discretion to be necessary or appropriate in order to maintain the value of property owned by the Partnership or to preserve the Partnership’s recourse with regard to the collateral securing a loan by the Partnership; (c) an expenditure of funds to improve or maintain a property acquired by the Partnership through foreclosure, which expenditure the General Partner, in its sole discretion, determines to be necessary or appropriate in order to maintain or enhance the value of the investment; and (d) any advance or other expenditure (capital or otherwise) that the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners;

(f)  the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner’s Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner’s proportionate share of the current fair market value of the Partnership’s net assets;

(g)  in no event shall the General Partner permit any withdrawal during any calendar year if and to the extent that as a result of such withdrawal the sum of (i) the total amounts withdrawn from the Capital Accounts of Limited Partners together with the amounts of any other transfers subject to Section 1.7704-1(f)(3) of the Regulations, and (ii) distributions pursuant to Subsection (b) of Article VIII.2, would exceed ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

(h)  requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. For purposes of the foregoing, a withdrawal request that may not be honored on a date when the General Partner is honoring withdrawal requests (the “Designated Date”) or at any time during the succeeding three-month period by reason of the limitations set forth in Subsection 3(a), Subsection 3(c) or Subsection 3(g), shall not be considered as having been made until the first date after the Designated Date when it may be honored without violating any of such limitations, and then only to the extent that it may be then honored without violating any of such limitations. If any request may not be honored, due to any limitations imposed by this Subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing; and

(i)  if a Limited Partner’s Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.   BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1.   Removal of the General Partner.  A Majority-In-Interest by vote or written consent given in accordance with Article VII.3. of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2.   Dissolution or Continuance of Partnership.  The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the “Terminating Event,” and the General Partner affected as the “Terminated General Partner”) shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a “Terminating Event.” A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.

(a)  Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up. A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.

(b)  If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with the applicable provisions of the Act and Article XIII. of this Agreement.

3.   Rights of Terminated General Partner.  Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner’s interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner’s interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

XIII.   DISSOLUTION AND WINDING UP

1.   Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

(a)  the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b)  the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

(c)  the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2.(b) hereof.

2.   In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.   ROLL-UP

1.   In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

2.   In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting “no” on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

3.   The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV., V. and VII. of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

4.   The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

5.   The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V. of this Agreement.

6.   The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV.   INVESTMENTS IN OR WITH OTHER PROGRAMS

1.   The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

(a)  review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

(b)  cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

(c)  approve budgets and major capital expenditures, subject to a stated minimum amount;

(d)  veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

(e)  exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

2.   The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

(a)  the Programs have substantially identical investment objectives.

(b)  there are no duplicate fees.

(c)  the compensation to Sponsors is substantially identical in each Program.

(d)  each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

(e)  the investment of each Program is on substantially the same terms and conditions.

(f)  the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

3.   The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

(a)  the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article VI. 8. prior to the closing of the offering period of the Program;

(b)  there are no duplicate fees;

(c)  the investment of each entity is on substantially the same terms and conditions;

(d)  the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

(e)  the Prospectus discloses the potential risk of impasse on joint venture decisions.

4.   Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

5.   The Partnership shall be permitted to invest in general partnership interests of limited partnerships if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a “controlling interest” as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX. shall be paid to the Sponsor.

6.   A Program that is an “upper-tier Program” shall be permitted to invest in interests of other Programs (the “lower-tier Programs”) only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.

XVI.  SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.  SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1.   This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

2.   All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

3.   All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

1.   is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth; and

2.   shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.  MISCELLANEOUS

1.   Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc.
2221 Olympic Boulevard
P. O. Box 2400
Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner’s address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2.   Application of California Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3.   Execution in Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4.   Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

5.   Assignability.   Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6.   Interpretation.   As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

7.   Captions.  Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8.   Adjustment of Basis.  The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9.   Entire Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 13th day of October, 2009.

GENERAL PARTNER:

OWENS FINANCIAL GROUP, INC.

By:           /s/ William C. Owens
William C. Owens, President

LIMITED PARTNERS:

By:           OWENS FINANCIAL GROUP, INC., GENERAL PARTNER

By:           /s/ William C. Owens
William C. Owens, President
As Attorney-In-Fact for the Limited Partners